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                                                                   EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of:

    (i) our report dated October 1, 1996, included in the Registration Statement on Form 10, as amended (Registration No. 1-12385);

    (ii) our report dated October 1, 1996 (except with respect to the matters discussed in Note 2, as to which the date is December 11, 1996, and Note 13, as to which the date is January 31, 1997) included in the Registration Statement on Form S-4, as amended (Registration No. 333-20285); and

    (iii) our report dated June 7, 1996, included in Newport News
  Shipbuilding Savings (401(k)) Plan for Union Eligible Employees on Form 11-K for the fiscal year ended December 31, 1995 (File No. 1-9864).

  We also consent to all references to our Firm included in this Registration Statement.

                                          Arthur Andersen LLP

Washington, D.C.
February 27, 1997